UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2025

Consolidated Edison, Inc.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-01217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(212) 460-4600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry Into a Material Definitive Agreement
On November 24, 2025, Consolidated Edison Company of New York, Inc. (“CECONY”) entered into a $500 million
364-Day
Senior Unsecured Term Loan Credit Agreement, dated as of November 24, 2025 (the “Credit Agreement”) among CECONY, as Borrower, the lenders party thereto (the “Lenders”), U.S. Bank National Association, as Administrative Agent and U.S. Bank National Association and PNC Capital Markets LLC, as Joint Lead Arrangers and Bookrunners. On November 24, 2025, CECONY borrowed the full amount under the Credit Agreement, the proceeds of which were used to repay a portion of its unsecured term loan facility due November 2025. CECONY has the option to prepay any term loans issued under the Credit Agreement prior to maturity. A copy of the Credit Agreement is included as an exhibit to this report, and the description of the Credit Agreement that follows is qualified in its entirety by reference to the Credit Agreement.
Events of default under the Credit Agreement include, among other things, CECONY’s failure to pay any principal of any loan issued pursuant to the Credit Agreement; CECONY’s failure to pay any interest or fees pursuant to the Credit Agreement within five days; CECONY’s failure to meet certain covenants, including covenants that CECONY’s ratio of consolidated debt to consolidated total capital not at any time exceed 0.65 to 1 and that CECONY will not create, assume or suffer a lien or other encumbrance on its assets exceeding 10 percent of CECONY’s consolidated net tangible assets; CECONY or its material subsidiaries failing to make one or more payments in respect of material financial obligations (in excess of $150 million in aggregate of debt or derivative obligations other than non-recourse debt);
the occurrence of an event or condition which results in the acceleration of the maturity of any material debt (in excess of $150 million in aggregate of debt other than non-recourse debt)
or enables the holders of such debt to accelerate the maturity thereof; and other customary events of default.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.
The information in this report includes forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports each of Con Edison and CECONY has filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10	$500 million 364-Day Senior Unsecured Term Loan Credit Agreement, dated as of November 24, 2025, among CECONY, as Borrower, the lenders party thereto, U.S. Bank National Association, as Administrative Agent and U.S. Bank National Association and PNC Capital Markets LLC, as Joint Lead Arrangers and Bookrunners.

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer
Date: November 24, 2025